Exhibit 10.2

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (this “Agreement”), dated as of December 27, 2023 is entered into by and among Inpixon, a Nevada corporation (the “Company”), Melanie Figueroa as the sole original trustee (collectively with any additional trustees duly appointed hereunder from time to time, the “Trustees”), and Grafiti Holding Inc., a British Columbia corporation (“Grafiti”).

Whereas, as part of the Solutions Divestiture (as defined in the Agreement and Plan of Merger, dated as of July 24, 2023, among XTI Aircraft Company, the Company, and Superfly Merger Sub, Inc. (as may be amended from time to time, the “XTI Merger Agreement”)), which is a condition to consummating the reorganization contemplated by the XTI Merger Agreement, the Company has entered into that certain Separation and Distribution Agreement dated as of October 23, 2023 with Grafiti (as may be amended from time to time, the “Separation Agreement”), pursuant to which the Company plans to effect a distribution of all of the shares of stock of Grafiti held by the Company (the “Grafiti Shares”) to the securities holders of the Company as of a record date (the “Record Date”) to be determined by the board of directors of the Company (the “Beneficiaries”), upon the effectiveness of a registration statement under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (including any information statement contained therein (as applicable), the “Registration Statement”, and the time of effectiveness of the Registration Statement, the “Effective Time”, and the date on which the Effective Time occurs, the “Effective Date”), registering the Grafiti Shares in connection with such distribution (the “Distribution”);

WHEREAS, on or about the date hereof, Inpixon, the Trust (as defined below), Grafiti, Computershare Trust Company, N.A. and Computershare Inc. (collectively, “Computershare”) are entering into a Distribution Agent Agreement pursuant to which the Company is appointing Computershare as distribution agent with respect to the Distribution (as may be amended from time to time, the “Distribution Agent Agreement”);

WHEREAS, the Outside Date (as defined in the XTI Merger Agreement), is December 31, 2023;

WHEREAS, the Company does not expect the Registration Statement to become effective until 2024;

WHEREAS, in furtherance of the Solutions Divestiture, as a condition to consummating the reorganization contemplated by the XTI Merger Agreement, the Company desires to transfer the Grafiti Shares to the Trust in 2023, and require the Trustees to complete the distribution of the Grafiti Shares upon effectiveness of the Registration Statement;

WHEREAS, Grafiti is party to that certain Business Combination Agreement, dated as of October 23, 2023, by and among Inpixon, Grafiti, 1444842 B.C. LTD. and Damon Motors Inc. (as may be amended from time to time, the “Damon BCA”);

WHEREAS, from and after the Effective Time (as defined in the Damon BCA), the Grafiti Shares will be subject to the lock-up restrictions required by Section 6.20 of the Damon BCA (collectively, the “Lock-Up Restrictions”);

WHEREAS, if the Distribution is not consummated prior to the second (2nd) anniversary of the date hereof (the “Distribution Outside Date”), the Trustees will be empowered hereunder to liquidate the Grafiti Shares and distribute the proceeds thereof to the Beneficiaries;

Now Therefore, in consideration of the premises, and subject to the terms and provisions herein, the Company and Trustees hereto agree as follows:

Article I
the trust

1.1 Creation of Trust. There is hereby created an irrevocable trust for the benefit of the Beneficiaries (as set forth in Section 2.1). The trust herein created shall be known as the Grafiti Holding Inc. Liquidating Trust (the “Trust”), and the Trustees may transact all affairs of the Trust in such name.

1.2 Transfer of Property to the Trust. Following execution of this Agreement, the Company shall assign to the Trust, by written instrument in proper form, all of the Grafiti Shares, to be held by the Trust as herein provided. Upon the Distribution and until the Effective Time (as defined in the Damon BCA), the Grafiti Shares shall be non-transferrable except as otherwise determined by the Trustees. From and after the Effective Time (as defined in the Damon BCA), the Grafiti Shares shall be subject to the Lock-Up Restrictions, except to the extent otherwise determined by Grafiti.

1.3 Purpose of Trust.

(a) The Trust is organized for the sole purpose of liquidating and distributing the assets held by the Trust in accordance with the Separation Agreement, the Distribution Agent Agreement and this Agreement with no objective to continue or engage in the conduct of a trade or business.

(b) The Grafiti Shares granted, assigned and conveyed to the Trustees will be held in the Trust, and the Trustees will: (i) facilitate the Distribution upon effectiveness of the Registration Statement; (ii) allocate, protect, conserve and manage the Grafiti Shares in accordance with the terms and conditions hereof; (iii) act on behalf of the Beneficiaries in connection with any matters; (iv) complete the Distribution in accordance with the terms and conditions hereof, the Separation Agreement and the Distribution Agent Agreement, or otherwise liquidate the Grafiti Shares if the Distribution is not consummated by the Distribution Outside Date as provided herein and distribute the proceeds thereof to the Beneficiaries, and (v) not unduly prolong the duration of the Trust.

(c) It is intended that the granting, assignment and conveyance of the Grafiti Shares by the Company to the Trustees pursuant hereto shall be treated for all income tax purposes as if the Company made such distribution directly to the Beneficiaries. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treas. Reg. § 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the “Code”) and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. It is further intended that for purposes of subsection 104(1) of the Income Tax Act (Canada) and any applicable provincial tax law, the Trust shall be treated as an arrangement under which the Trustees act as agent for all of the Beneficiaries with respect to all dealings with all of the Trust’s property. At the Company’s cost and expense, the Trustees shall file all tax returns required to be filed with any governmental agency consistent with these positions, including, but not limited to, any returns required of grantor trusts pursuant to Treas. Reg. § 1.671-4(a).

1.4 Prohibited Activities. The Trust shall not continue or engage in the conduct of any trade or business, and the Trustees are expressly prohibited from, and shall have no power or authority to, continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly. The Trust shall not receive (i) any listed stocks or securities, (ii) any readily marketable assets, (iii) any operating assets of a going business, (iv) excluding the Grafiti Shares, unlisted stock of a single issuer that represents eighty percent (80%) or more of the stock of such issuer, or (v) any general or limited partnership interests. The trust shall not retain cash or other proceeds from the sale of assets in excess of a reasonable amount to meet claims and contingent liabilities.

1.5 No Reversion to the Company. In no event shall any part of the Trust assets revert to or be distributed to the Company.

1.6 Payment of Liabilities. Grafiti shall be responsible for payment of all costs and expenses reasonably incurred by the Trust or the Trustees in the performance of this Agreement, except as otherwise expressly provided herein. In no event shall the Trustees, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such persons, in the event the Trust assets are not sufficient to satisfy the liabilities of the Trust, if any.

1.7 Incidents of Ownership. The Beneficiaries shall be the initial Beneficiaries of the Trust created by this Agreement and the Trustees shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

1.8 Notice to Unlocated Members. If the Trustees hold Grafiti Shares for unlocated Beneficiaries, due notice shall be given to such Beneficiaries in accordance with applicable law.

Article II
BENEFICIARIES

2.1 Allocation of Interests in the Trust. Each Beneficiary entitled to participate in the Distribution or any other distributions, as a Beneficiary hereof, shall during the term of the Trust have an undivided interest in the property held in the Trust (“Interest”). The initial individual Interest of each of the Beneficiaries shall be determined by dividing the number of shares of Company common stock previously held (beneficially or of record) by such Beneficiary as of the Record Date by the total number of shares of common stock of the Company outstanding as of the Record Date (including shares of common stock underlying convertible preferred stock and warrants entitled to participate in the Distribution).

2.2 Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his, her or its Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The Interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his or her Interest shall pass as personal property to his or her legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust assets except as herein expressly provided. No widower, widow, heir, or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust assets but the whole title to all the Trust assets shall be vested in the Trust and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement.

2.3 Transfer of Interests of Beneficiaries.

(a) The Interest of a Beneficiary may not be transferred except in accordance with all applicable laws, including applicable securities laws, subject to the transfer restrictions provided in Section 1.2.

(b) Notwithstanding anything to the contrary, the Trustees shall not cause or permit the Interests in the Trust to be registered under the Securities Act of 1933, as amended (the “Securities Act”), except as may be required for the Distribution and provided that the Grafiti Shares shall be distributed pursuant to the Distribution promptly following any such registration, or to become “traded on an established securities market,” and shall withhold their consent to any transfer that, to the Trustees’ knowledge, would otherwise be accomplished by a trade on a “secondary market (or the substantial equivalent thereof),” in each case within the meaning of Sections 7704 or 469(k) of the Code and the applicable Treasury Regulations. No transfer of any Interest in the Trust or portion thereof or derivative interest therein shall be permitted or recognized (within the meaning of Treas. Reg. § 1.7704-1(d)) by the Trust or the Trustees if and to the extent that (a) if such transfer were made, such transfer would fail to qualify as a “transfer not involving trading” pursuant to Treas. Reg. § 1.7704-1(e), and (b) the Trust, either as a result of such transfer or otherwise, would fail to qualify for the same either as a result of such transfer or otherwise, would fail to qualify for the “lack of actual trading” safe harbor set forth in Treas. Reg. § 1.7704-1(j), unless the Trustees determine that such transfer would not otherwise cause the Trust to be treated as a publicly traded partnership under Section 7704(b) of the Code.

2.4 Trustees as Beneficiaries. Each Trustee, either individually or in a representative or fiduciary capacity may be a Beneficiary to the same extent as if he were not a Trustee hereunder and have all the rights of a Beneficiary, including, without limitation, the right to receive distributions, to the same extent as if he were not a Trustee hereunder.

2.5 Distribution of Net Income to the Beneficiaries. The Trustees shall distribute the net income of the Trust, if any, to the Beneficiaries in accordance with their respective Interests in the Trust.

Article III
DURATION AND TERMINATION OF TRUST

3.1 Duration. The term of the Trust shall commence on the date hereof (the “Commencement Date”) and shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of Nevada, (ii) the Distribution, or (iii) the expiration of a period of three (3) years from the date assets were first transferred to the Trust (the earlier to occur of such (i), (ii) and (iii) being hereinafter referred to as the “Termination Date”); provided, however, that the Trust shall not in any event terminate pursuant to clause (iii) prior to the date the Trustees are permitted to make a final distribution in accordance with Section 4.3.

Article IV
ADMINISTRATION OF TRUST ASSETS

4.1 Restriction on Trust Assets. Except as otherwise provided herein and excluding the Grafiti Shares, the Trust shall not receive transfers of any assets prohibited by Rev. Proc. 82-58, as the same may be amended, supplemented or modified including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents eighty percent (80%) or more of the stock of such issuer excluding the Grafiti Shares, or any general or limited partnership interests.

4.2 Payment of Claims, Expenses and Liabilities. If, and only if, the Distribution is not consummated prior to the Distribution Outside Date, the Trustees shall pay from the proceeds of the liquidation of the Trust assets all claims, expenses, charges, liabilities, and obligations of the Trust and all Liabilities which the Trust specifically assumes and agrees to pay pursuant to this Agreement, and such transferee liabilities which the Trust may be obligated to pay as transferee of the Trust assets, including among the foregoing, and without limiting the generality of the foregoing, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be reasonably determined to be a proper charge against the Trust assets by the Trustees.

4.3 Final Distribution. If the Trustees determine that the Liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or if the existence of the Trust shall terminate, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust assets, distribute the Trust assets to the Beneficiaries in the manner and proportions set forth herein.

4.4 Reports to Beneficiaries and Others. As soon as practicable after the end of each taxable year of the Trust and after termination of the Trust, the Trustees shall submit a written report and account to the Beneficiaries through the Company’s transfer agent showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and (ii) any changes in the Trust assets that they have not previously reported. The Trustees may submit similar reports for such interim periods during the taxable year as they deem advisable or as may be requested by Beneficiaries or their brokers holding at least twenty percent (20%) of the Interests. The taxable year of the Trust shall be the calendar year.

4.5 Income Tax Information. As soon as practicable after the close of each taxable year, at the Company’s cost and expense, the Trustees shall mail to each person who was a Beneficiary or such person’s broker at the close of the year, a statement showing the dates and amounts of all distributions made by the Trustees, the Trust assets disposed of by the Trust, if any, income earned on Trust assets, if any, and such other information as is reasonably available to the Trustees which may be helpful in determining the amount of gross income or gain attributable to the Trust that such Beneficiary should include in such person’s income tax return for the preceding year. In addition, after receipt of a request in good faith, or in their discretion without such request or if required by applicable law, the Trustees shall furnish to any person who has been a Beneficiary at any time during the preceding year or such person’s broker a statement containing such further information as is reasonably available to the Trustees that shall be helpful in determining the amount of taxable income that such person should include in such person’s income tax return.

Article V
POWERS OF AND LIMITATIONS ON THE TRUSTEEs

5.1 Limitations on Trustees. The Trustees shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Grafiti Shares shall be used or disposed of by the Trustees in furtherance of any trade or business. The Trustees shall be restricted (i) to the holding the Grafiti Shares, (ii) distributing the Grafiti Shares as set forth herein and in the Separation Agreement and the Distribution Agent Agreement, if the Registration Statement is effective on or prior to the Distribution Outside Date, (iii) if the Registration Statement is not effective on or prior to the Distribution Outside Date, liquidating the Grafiti Shares and distributing the proceeds thereof, less any amounts determined necessary by the Trustees to pay any then unpaid costs and expenses of the Trust, and (iv) to the conservation and protection of the Trust assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustees take any action which would jeopardize the status of the Trust as a “liquidating trust” for federal income tax purposes within the meaning of Treas. Reg. § 301.7701-4(d). This limitation shall apply regardless of whether the conduct of any such trade or business is deemed by the Trustees to be necessary or proper for the conservation and protection of the Grafiti Shares. The Trustees shall not invest any of the funds held as Trust assets, except that the Trustees may invest any portion of the Trust assets in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof; (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments which may be determined by the Trustees to be permissible under Rev. Proc. 82-58, as the same may be amended, supplemented or modified.

5.2 Specific Powers of Trustees Subject to the provisions of Section 6.1, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of Nevada; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a) Promptly following the effective date of the Registration Statement, the Trustees shall distribute the Grafiti Shares to the Beneficiaries as set forth in this Agreement.

(b) To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, the Trust assets, if the Distribution is not completed prior to the Distribution Outside Date.

(c) To sell or otherwise dispose of the Grafiti Shares if the Distribution is not completed prior to the Distribution Outside Date, with terms of and closing of such sale to be in the sole discretion of the Trustees.

(d) To collect, liquidate or otherwise convert into cash, or such other property as they deem appropriate, the Grafiti Shares if the Distribution is not completed prior to the Distribution Outside Date, and thereafter to pay, discharge and satisfy all other claims, expenses, charges, Liabilities, and obligations existing with respect to the Grafiti Shares, the Trust or the Trustees, prior to the distribution of the proceeds thereof to the Beneficiaries.

(e) To elect, appoint, engage, retain or employ any persons as agents, representatives, employees, or independent contractors (including without limitation, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the proceeds of the liquidation of the Grafiti Shares (if applicable in accordance with the terms hereof) or otherwise from Trust assets for services in as many capacities as such person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, employers, independent contractors or other persons.

(f) To retain and set aside such funds out of the proceeds of the liquidation of the Grafiti Shares (if applicable in accordance with the terms hereof) or otherwise from Trust assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of contingencies.

(g) To do and perform any and all acts necessary or appropriate for the conservation and protection of the Grafiti Shares and any other Trust assets resulting from the liquidation thereof (if applicable in accordance with the terms hereof), including acts or things necessary or appropriate to maintain assets held by the Trustees pending sale or other disposition thereof or distribution thereof to the Beneficiaries as contemplated hereby.

(h) To hold legal title to property of the Trust in the name of the Trust, or in the name of one or more of the Trustees, or of any other person, without disclosure of the interest of the Trust therein.

(i) To institute or defend actions or declaratory judgments or other actions, arbitrations or mediations and to take such other action, in the name of the Trust or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action or rights relating to or forming a part of the Trust assets.

(j) To determine conclusively from time to time the value of and to revalue the property of the Trust, in accordance with independent appraisals or other information as they deem satisfactory.

(k) To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of the Trust assets and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust, provided that no such new instrument, contract, agreement, obligation or cause of action shall permit the Trustees to engage in any activity prohibited by Section 6.1.

(l) To perform any act authorized, permitted, or required under any charter document, Law (as defined in the Separation Agreement), instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of the Trust assets whether in the nature of an approval, consent, demand, vote (including written consent in lieu of a vote) or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

Article VI
CONCERNING THE TRUSTEEs, BENEFICIARIES, EMPLOYEES AND AGENTS

6.1 Generally. The Trustees accept and undertake to discharge the trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Trustees shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. No provision of this Agreement shall be construed to relieve the Trustees from liability for their own grossly negligent action, their own grossly negligent failure to act, or their own willful misconduct, except that:

(a) No Trustee shall be responsible for the acts or omissions of any other Trustee if done or omitted without such Trustee’s knowledge or consent unless it shall be proved that such Trustee was grossly negligent in ascertaining the pertinent facts, and no successor Trustee shall be in any way responsible for the acts or omissions of any Trustee in office prior to the date on which such person becomes a Trustee.

(b) No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against any Trustee.

(c) In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions that are specifically required to be furnished to the Trustee by any provision hereof, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

(d) No Trustee shall be liable for any error of judgment made in good faith.

(e) No Trustee shall be liable with respect to any action taken or omitted to be taken by him or her in good faith in accordance with the direction of Beneficiaries holding at least a majority of votes cast at any meeting of Beneficiaries Interests relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Agreement.

6.2 Certain Powers of the Trustees. Except as otherwise provided in Section 7.1:

(a) The Trustees may consult with legal counsel, auditors or other experts to be selected by them, including firms of which a Trustee may be a member and firms that may be counsel to the Company or Grafiti, and the advice or opinion of such counsel, auditors or other experts shall be full and complete personal protection to all Trustees, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

(b) Persons dealing with the Trustees shall look only to the Trust assets to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

(c) As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, Trustees, or their agents liable nor shall the Trustees be liable to anyone for such omission.

6.3 Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust assets or the affairs of this Trust; and no Trustee, employee or agent of this Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Trust assets or the affairs of this Trust, except for Trustee’s own willful misconduct, knowingly and intentionally committed in bad faith; and all such other persons shall look solely to the Trust assets for satisfaction of claims of any nature arising in connection with the affairs of this Trust. The Trustees may maintain insurance for the protection of the Trust assets, its Beneficiaries, Trustees, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

6.4 Recitals. Any written instrument creating an obligation of this Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of this Trust only in such person’s capacity as a Trustee under this Agreement or in such person’s capacity as an employee or agent of the Trust.

6.5 Indemnification. Each Trustee and each agent of the Trust and the directors, officers, partners, employees, equity owners and agents of such agent (each an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be indemnified jointly and severally by the Company and Grafiti against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened (i) in the case of any Trustee or any employee or agent of the Trust, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent, and (ii) in the case of any director, officer, partner, employee, equity owner or agent of any agent of the Trust by reason of any such person exercising or failing to exercise any right hereunder; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful misfeasance, gross negligence, or in reckless disregard of the Indemnified Person’s duties; and provided, further, however, that, as to any matter disposed of by a compromise payment by such Indemnified Person pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trustees shall have received a written opinion from independent counsel approved by the Trustees to the effect that if the foregoing matters had been adjudicated, such Indemnified Person would not have been found to have acted in bad faith or with willful misfeasance, gross negligence, or in reckless disregard of the Indemnified Person’s duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, however, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein or to which the Indemnified Person may be otherwise entitled except from the Company and Grafiti and any insurance maintained by the Trust, and no Trustee or Beneficiary shall be personally liable to any Indemnified Person with respect to any claim for indemnity or reimbursement or otherwise. The Company and Grafiti may make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Company and Grafiti, as applicable, in the event it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustees may purchase such insurance as they determine, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which such Indemnified Person may legally be entitled nor shall anything else contained herein restrict the right of the Company and Grafiti to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

Article VII
COMPENSATION OF TRUSTEEs

7.1 Compensation. The Trustees shall not be entitled to receive compensation from the Trust assets in consideration for services rendered in administering the Trust. Grafiti may compensate the Trustees in the form of cash, equity of Grafiti, or a combination thereof.

7.2 Expenses. Grafiti shall reimburse each Trustee for all expenses reasonably incurred by him or her in the performance of his duties in accordance with this Agreement prior to such time. No Trustee shall have any claim against any of the Grafiti Shares for reimbursement of such expenses prior to the liquidation of the Grafiti Shares (if applicable in accordance with the terms hereof).

Article VIII
TRUSTEEs AND SUCCESSOR TRUSTEEs

8.1 Number and Qualification of Trustees. Subject to the provisions of Section 8.3 relating to the period pending the appointment of a successor Trustee, there shall be no fewer than one nor more than three Trustees of this Trust, each of whom shall be a resident of the United States. Within the limits set forth in this Section 8.1, the number of Trustees may be increased or decreased from time to time by the Trustees. Notwithstanding anything to the contrary in this Agreement, the Trustees shall initially consist solely of Melanie Figueroa (the “Original Trustee”, who shall serve in such capacity until such person’s death, permanent disability, or resignation in accordance with this Agreement. No appointment of any additional Trustee or election to remove or replace any Original Trustee or to fill any vacancy caused by the death, permanent disability or resignation of any Original Trustee shall be held under any provisions of this Agreement, including Section 8.3 or 8.4, unless and until no Original Trustee is serving as Trustee. “Permanent disability” shall mean a physical or mental incapacity or disability that renders the Trustee unable to perform the essential job functions of his position (a) for 90 days in any 12-month period, or (b) for a period of 60 consecutive days.

8.2 Manner of Acting. Any action taken by the Trustees in accordance with this Agreement with regard to any matter referenced herein shall be effective upon the written agreement of a majority of the Trustees then serving. However, any Trustee may exercise the rights of the Trust, as successor to the Company, to inspect, and make copies or extracts from, books and records relating to the assets or the operation of the Company prior to the dissolution of the Company.

8.3 Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the remaining Trustees and by mailing such notice to the Beneficiaries at their respective addresses as they appear in the records of the Trustees. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee’s successor and such successor’s acceptance of such appointment, whichever is earlier. Subject to Section 8.1, any Trustee may be removed at any time, with or without cause, by Beneficiaries holding at least a majority of the Interests.

8.4 Appointment of Trustee. Should at any time a Trustee resign or be removed, die, or suffer a permanent disability, a successor Trustee need not be appointed unless, subject to Section 8.1, Beneficiaries holding at least a majority of the Interests determine that a successor Trustee shall be appointed and so appoint such successor. In the event no Trustee remains, a new Trustee shall be appointed by the Company.

8.5 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each of the other Trustees and, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him or her hereunder.

8.6 Bonds. No bond shall be required of any Original Trustee or any successor Trustee hereunder.

Article IX
CONCERNING THE BENEFICIARIES

9.1 Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust assets or the agreements relating to or forming part of the Trust assets, and the Beneficiaries do hereby waive any such right, unless Beneficiaries holding at least a majority of the Interests shall have made written request upon the Trustees to institute such action or proceeding in their own name as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees for 30 days after their receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

9.2 Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit or other proceeding by the Trustees.

9.3 Meetings. The Trustees or Beneficiaries holding at least a majority of the Interests may call a meeting of Beneficiaries for any lawful purpose. Action may be taken at any such meeting of Beneficiaries if Beneficiaries holding Interests representing a majority of the votes cast at such meeting and the Trustees approve such Action.

Article X
AMENDMENTS

10.1 Consent of Trustees. The Trustees shall be empowered to make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, however, that no such amendment shall permit the Trustees to engage in any activity prohibited by Section 5.1 hereof, affect the Beneficiaries’ rights to receive their pro rata shares of the Trust assets at the time of distribution, or without the consent of the Original Trustee if the Original Trustee is then serving as a Trustee, amend Section 8.1.

10.2 Effect of Amendment. Promptly after the execution by the Trustees of any such declaration of amendment that is material to the Beneficiaries, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary; provided that the filing of any such amendment (or a description of the material terms thereof) by Inpixon or Grafiti with the U.S. Securities and Exchange Commission shall satisfy such notice requirement. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

Article XI
MISCELLANEOUS PROVISIONS

11.1 Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustees and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of Trustees in the same place where the original Agreement is filed or recorded.

11.2 Intention of Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership, or joint venture of any kind for income tax purposes or for any other purpose.

11.3 Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and venue for any legal action hereunder shall be in the state or federal courts located in Clark County, Nevada. The Trustees, and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by and construed in accordance with such laws and consent to any legal action in such courts.

11.4 Severability. In the event any provision of this Agreement or the application thereof to any person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11.5 Notices. Any notice or other communication by the Trustees to any Beneficiary or any Beneficiary to the Trustees shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to such person at his address as shown in the records of the Trust or, in the case of the Original Trustee, by email to Melanie.Figueroa@grafiti.com.

Each Trustee may change his or her notice address by providing written notice of such address change to all other Trustees, the Company and Grafiti. A Beneficiary may change such Beneficiary’s notice address by providing written notice of such address change to the Trustees.

11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

11.7 Binding.

(a) The obligations of the Company are not personally binding upon, nor shall resort be had to the private property of, any of the directors, Members, officers, employees or agents of the Company, but only the property of the Company shall be bound.

(b) The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Beneficiaries, employees or agents of the Trust, but only the Trust assets shall be bound.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Grafiti have each caused this Agreement to be duly executed, and the Original Trustee has executed this Agreement, as a Trustee and not as an individual, as of the date first set forth above.

Inpixon

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

/s/ Melanie Figueroa
Melanie Figueroa, Trustee

Grafiti Holding Inc.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer